Exhibit 99.3

COVENANT GROUP HOLDINGS INC.
CONSOLIDATED BALANCE SHEET
SEPTEMBER 30, 2009
(UNAUDITED)

ASSETS

CURRENT ASSETS
Cash & cash equivalents	$1,004,006
Accounts receivable, net	4,508,514
Retentions receivable	1,173,291
Prepayment	126,454
Other receivables	372,218
Inventory	295,189
Intangible assets	144,705

Total current assets	7,624,377

NON-CURRENT ASSETS
Retentions receivable	190,921
Property and equipment, net	68,387
Goodwill	2,134,323

Total non-current assets	2,393,631

TOTAL ASSETS	$10,018,008

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	$3,052,343
Unearned revenue	35,621
Tax payable	645,782
Accrued liabilities and other payables	192,116
Dividend payable	346,293
Short-term loans	485,973

Total current liabilities	4,758,128

CONTINGENCIES AND COMMITMENTS

STOCKHOLDERS' EQUITY
Common stock, $0.00001 par value, 20,000,000 shares authorized, 6,230,000 shares issued and outstanding as of September 30, 2009	62
Paid in capital	5,170,401
Statutory reserve	87,915
Accumulated other comprehensive income	1,502
Retained earnings	-

Total stockholders' equity	5,259,880

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,018,008

COVENANT GROUP HOLDINGS INC.
CONSOLIDATED STATEMENT OF INCOME AND OTHER COMPREHENSIVE INCOME
FROM INCEPTION (JUNE 10, 2009) TO SEPTEMBER 30, 2009
(UNAUDITED)

Net sales	$2,957,242

Cost of goods sold	(2,325,551)

Gross profit	631,691

Operating expenses
Selling expenses	(38,050)
General and administrative expenses	(455,312)

Total operating expenses	(493,362)

Income from operations	138,329

Non-operating income (expenses)
Interest income	157
Interest expense	(762)
Other income	1,203
Other expenses	(14)

Total non-operating income	584

Income before income tax	138,913

Income tax expense	(34,242)

Net income	104,671

Other comprehensive item
Foreign currency translation	1,502

Comprehensive Income	$106,173

COVENANT GROUP HOLDINGS INC.
STATEMENTS OF STOCKHOLDERS' EQUITY
FROM INCEPTION (JUNE 10, 2009) TO SEPTEMBER 30, 2009
(UNAUDITED)

	Common stock				Other comprehensive income
	Shares	Amount	Paid in capital	Statutory reserves		Retained earnings	Total

Balance at inception (June 10, 2009)	-	$-	$-	$-	$-	$-	$-

Issuance of funders' shares	6,230,000	62	(62)	-	-	-	-

Net income for the period	-	-	-	-	-	104,671	104,671

Acquisition of subsidiaries at June 24, 2009	-	-	5,432,263	67,737	-	-	5,500,000

Dividend declared	-	-	(261,800)	-	-	(84,493)	(346,293)

Transfer to statutory reserves	-	-	-	20,178	-	(20,178)	-

Foreign currency translation gain	-	-	-	-	1,502	-	1,502
Balance at September 30, 2009	6,230,000	$62	$5,170,401	$87,915	$1,502	$-	$5,259,880

COVENANT GROUP HOLDINGS INC.
CONSOLIDATED STATEMENT OF CASH FLOW
FROM INCEPTION (JUNE 10, 2009) TO SEPTEMBER 30, 2009
(UNAUDITED)

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$104,671
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	23,096
Change in allowance for doubtful accounts	27,406
(Increase) decrease in current assets, net of effect of acquisition:
Accounts receivable	(732,806)
Retentions receivable	(7,818)
Advance to suppliers	-
Other receivable	(84,674)
Prepayment	112,574
Inventory	(77,128)
Increase (decrease) in current liabilities, net of effect of acquisition:
Accounts payable	616,675
Unearned revenue	(72,649)
Tax payable	(96,893)
Accrued liabilities and other payable	(15,837)

Net cash used in operating activities	(203,383)

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash acquired from acquisition	754,650
Acquisition of property & equipment	(1,470)

Net cash provide by investing activities	753,180

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-term loans	453,888

Net cash provided by financing activities	453,888

EFFECT OF EXCHANGE RATE CHANGE ON CASH & CASH EQUIVALENTS	321

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,004,006

CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	-

CASH & CASH EQUIVALENTS, END OF PERIOD	$1,004,006

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Income tax paid	$113,082
Interest paid	$627

Supplemental disclosure of non-cash financing activities:
Dividend declared	$346,293

COVENANT GROUP HOLDINGS INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
SEPTEMBER 30, 2009
(UNAUDITED)

1. ORGANIZATION AND DESCRIPTION OF BUSINESS

Covenant Group Holdings Inc. (Covenant or the Company), was formed in the State of Delaware in June 10, 2009 to acquire Technology companies in Mainland China. The total number of shares authorized to issue is 20,000,000 with $0.0001 par value, there was no shares issued as of September 30, 2009.  Covenant is engaged in identifying companies with synergies in businesses and management that focus on IT software specifically in the financial markets in China as well as Government mandated areas such as the Communications and Media, Government Manufacturing and Security and Surveillance industries. There was no significant activity from June 10, 2009 through June 30, 2009 except for the two acquisitions.

On June 24, 2009(Effective Date), Covenant entered into a stock acquisition and reorganization agreement with the Hainan Jien Intelligent Engineering Co. Ltd. (Jien) and its stockholders. Pursuant to the terms of the Agreement, Covenant acquired 100% of the common stock, Jien representing 100% of the outstanding equity interests in exchange for 1,350,000 shares of a public shell's common stock, the shell company whom shall acquire all of the rights and obligations of Covenant, valued at a provisional amount of $2 per share (Note 4), which is the stock price determined at $2 per share for the proposed capital raise (Stock Consideration). Jien was incorporated in the Hainan Province, People’s Republic of China (PRC) in 1999.  Jien is engaged in providing full service of design and installation of intelligentized equipment for business and residential communities.

On June 24, 2009 (Effective Date), Covenant entered into a stock acquisition and reorganization agreement with the Chongqing Sysway Information Technology Co. Ltd. (Chongqing Sysway) and its stockholders. Pursuant to the terms of the Agreement, Covenant acquired 100% of the common stock of Chongqing Sysway, representing 100% of the outstanding equity interest in exchange for 1,400,000 shares of a public shell's common stock, the shell company whom shall acquire all of the rights and obligations of Covenant, valued at a provisional amount of $2 per share (Note 4), which is the stock price determined at $2 per share for the proposed capital raise (Stock Consideration). Chongqing Sysway was incorporated in the Chongqing City, Sichuan Province, PRC, in 1999 as a State Owned Enterprise (SOE).  In 2005, the two SOE shareholders sold their ownership shares among other original minority shareholders and since then, Chongqing Sysway began to operate as a private enterprise mainly engaged in system integration services including computer system installation, website design, and system firewall setup, particularly for tobacco industry.

The unaudited financial statements have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission.  The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods. Certain information and footnote disclosures normally present in annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to such rules and regulations. The results for the period from business inception through September 30, 2009 are not necessarily indicative of the results to be expected for the full year ending December 31, 2009.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principle of Consolidation

The Consolidated financial statements include the accounts of Covenant, Jien, and Chongqing Sysway, All intercompany transactions and account balances are eliminated in consolidation.

Use of Estimates

In preparing the financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the dates of the financial statements, as well as the reported amounts of revenues and expenses during the reporting year. Significant estimates, required by management, include the recoverability of long-lived assets and the valuation of inventories. Actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid investments with an original maturity of three months or less to be cash equivalents.

Accounts and Retentions Receivable

The Company’s policy is to maintain reserves for potential credit losses on accounts receivable.  Management reviews the composition of accounts receivable and analyzes historical bad debts, customer concentrations, customer credit worthiness, current economic trends and changes in customer payment patterns to evaluate the adequacy of these reserves.  Based on historical collection activity, the Company had allowances of $55,368 at September 30, 2009.

At September 30, 2009 the Company had retentions receivable for product quality assurance of $1,364,212. The retention rate varies from 3% to 5% of the sales price with variable terms from 1 year to 3 years. $1,173,291 of the retentions receivable at September 30, 2009 are current and due within one year, and $190,921 of the retentions receivable are noncurrent.

Inventories

Jien’s inventories are valued at the lower of cost or market with cost determined on a first in, first out basis. Chongqing Sysway’s inventories are valued at the lower of cost or market with cost determined on a specific identification method.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation. Expenditures for maintenance and repairs are expensed as incurred; additions, renewals and betterments are capitalized.  When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the respective accounts, and any gain or loss is included in operations.  Depreciation of property and equipment is provided using the straight-line method for substantially all assets with 5% salvage value and estimated lives ranging from 3 to 25 years as follows:

Building                                                      20 - 25 years
Leasehold improvements                         Shorter of lease term or 10 years
Vehicle                                                        5 - 10 years
Office Equipment                                      3 - 5 years

Impairment of Long-Lived Assets

Long-lived assets, which include property, plant and equipment and intangible assets, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Recoverability of long-lived assets to be held and used is measured by comparing of the carrying amount of an asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated undiscounted future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the assets. Fair value is generally determined using the asset’s expected future discounted cash flows or market value, if readily determinable.  Based on its review, the Company believes that, as of September 30, 2009, there were no significant impairments of its long-lived assets.

Goodwill

Goodwill represents the excess of the fair value of the consideration transferred over the net of the acquisition date amount of identifiable assets acquired and the liability assumed. In accordance with Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets (“Statement No. 142”), codified in Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 350, goodwill is not amortized but is tested for impairment annually, or when circumstances indicate a possible impairment may exist. Impairment testing is performed at a reporting unit level. An impairment loss generally would be recognized when the carrying amount of the reporting unit exceeds the fair value of the reporting unit, with the fair value of the reporting unit determined using a discounted cash flow (DCF) analysis. A number of significant assumptions and estimates are involved in the application of the DCF analysis to forecast operating cash flows, including the discount rate, the internal rate of return, and projections of realizations and costs to produce. Management considers historical experience and all available information at the time the fair values of its reporting units are estimated.

Warranties

The Company offers warranty to its customers on its products for a period from three months to three years depending on the contract terms negotiated with the customers; most of warranty term is one year. The Company accrues for warranty costs based on estimates of the costs that may be incurred under its warranty obligations. The warranty expense and related accrual is included in the Company's selling expenses and other payable respectively, and is recorded at the time revenue is recognized. Factors that affect the Company's warranty liability include the number of sold equipment, its estimates of anticipated rates of warranty claims, costs per claim and estimated support labor costs and the associated overhead.  The Company periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.  The Company’s warranty expense was immaterial for the period since business inception through September 30, 2009.

Income Taxes

The Company utilizes Statement of Financial Accounting Standards (SFAS) No. 109, “Accounting for Income Taxes,” codified in FASB ASC Topic 740, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns.  Under this method, deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each period end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income.  Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (codified in FASB ASC Topic 740) on June 10, 2009.  As a result of the implementation of FIN 48, the Company made a comprehensive review of its portfolio of tax positions in accordance with recognition standards established by FIN 48.  As a result of the implementation of Interpretation 48, the Company recognized no material adjustments to liabilities or stockholders equity.  When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained.  The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any.  Tax positions taken are not offset or aggregated with other positions.  Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination.

Interest associated with unrecognized tax benefits are classified as interest expense and penalties are classified in selling, general and administrative expenses in the statements of income. The adoption of FIN 48 did not have a material impact on the Company’s financial statements.

Covenant has US net operating loss of $144,466 at September 30, 2009.  A 100% valuation allowance has been established due to the uncertainty of its realization.

Jien is qualified as a small business in the construction industry in PRC.  The Company is subject to a 4% tax rate on net sales for 2009. Since the tax is based on sales, under US GAAP, it is not an income tax.

Chongqing Sysway is governed by the Income Tax Law of the PRC concerning the private-run enterprises in Hi-Tech Zone, which are generally subject to tax at a statutory rate of 25% on income reported in the statutory financial statements after appropriated tax adjustments.

The following table reconciles the U.S. statutory rates to the Company’s consolidated effective tax rate for the period since inception of business through September 30, 2009:

U.S. statutory rates		$56,876
Foreign tax rate less than U.S. statutory rate		(28,057)
Unrecognized tax benefit on US operating loss		49,118
Foreign income exempt from foreign income tax		(43,695)
Income tax expense	$	$ 34,242

Income tax expense consists of the following:

Current
Federal	$-
State	-
Foreign	34,242
Total current	34,242
Deferred
Federal	-
State	-
Foreign	-
Total deferred	-

Income tax expense	$34,242

Deferred tax assets (liabilities) consist of the following:

U.S. net operating loss
Deferred tax asset
U.S. net operating loss	$49,118
Less valuation allowance	(49,118)
Net deferred tax asset	$-

The valuation allowance for deferred tax assets as of September 30, 2009 was $49,118. The change in the total valuation for the period ended September 30, 2009 was an increase of $49,118.  The deferred tax asset arose from the net operating loss generated at the US parent company level. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized.  The ultimate realization of deferred tax assets is dependant upon the generation of future taxable income during the periods in which the net operating losses and temporary differences become deductible.  Management considered projected future taxable income and tax planning strategies in making this assessment.  The value of the deferred tax assets was offset by a valuation allowance, due to the current uncertainty of the future realization of the deferred tax assets.

Revenue Recognition

The Company's revenue recognition policies are in compliance with Securities and Exchange Commission (SEC) Staff Accounting Bulletin (SAB) 104 (codified in FASB ASC Topic 480).  Revenue is recognized at the date of shipment to customers when a formal arrangement exists, the price is fixed or determinable, the delivery is completed, no other significant obligations of the Company exist and collectibility is reasonably assured.  Payments received before all of the relevant criteria for revenue recognition are recorded as unearned revenue.

The Company records its revenue when certain milestones as defined in the service contract are reached. These service contracts have clear milestones and deliverables with distinct values assigned to each milestone.  The milestones do not require the delivery of multiple elements as noted in Emerging Issues Task Force (EITF) Issue 00-21 “Revenue Arrangements with Multiple Deliverables” (EITF No. 00-21) (codified in FASB ASC Topic 605).  In accordance with SAB No. 104, the Company treats each milestone as an individual revenue agreement and only recognizes revenue for each milestone when all the conditions of SAB 104 defined earlier are met.

Sales revenue represents the invoiced value of goods and services, net of value-added tax (VAT).  Chongqing Sysway’s products that are sold and services that are provided in the PRC are subject to Chinese value-added tax of 17% of the gross sales price.  This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished product.  The Company recorded VAT payable and VAT receivable net of payments in the financial statements.  The VAT tax return is filed offsetting the payables against the receivables.

Jien is qualified as a small business so that all of the Company’s products sold or services provided in the PRC are subject to a fixed VAT rate of 4% of the gross sales price regardless of the VAT paid for 2009.  Sales revenue represents the invoiced value of goods or services, net of VAT.  This VAT cannot be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing their finished.

The standard warranty of Jien is provided to its customers and is not considered an additional service; rather it is considered an integral part of the product and services’ sale. The Company believes that the existence of its standard product warranty in a sales contract does not constitute a deliverable in the arrangement and thus there is no need to apply the EITF 00-21(codified in FASB ASC Topic 605) separation and allocation model for a multiple deliverable arrangement. FAS 5 (codified in FASB ASC Topic Warranty) specifically address the accounting for standard warranties and neither SAB 104 nor EITF 00-21 supersedes FAS 5. The Company believes that accounting for its standard warranty pursuant to FAS 5 does not impact revenue recognition because the cost of honoring the warranty can be reliably estimated.

Chongqing Sysway provides post-contract support (PCS).  Maintenance revenues from ongoing customer support services are billed on an annual basis with the revenue being deferred and recognized ratably over the maintenance period. Chongqing Sysway does not charge for PCS services separately for the first year from the date the product is sold. The Company believes that this type of PCS does not have to be accounted for as a separate unit in accordance with guidance provided by AICPA Statement of Position (SOP) 97-2, codified in FASB ASC Topic 985.

Cost of Revenue

Cost of goods sold consists primarily of material costs, labor costs, and related overhead which are directly attributable to the production of the service.  Write-down of inventory to lower of cost or market is also recorded in cost of goods sold.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to credit risk consist primarily of accounts receivable and other receivables. The Company does not require collateral or other security to support these receivables. The Company conducts periodic reviews of its clients' financial condition and customer payment practices to minimize collection risk on accounts receivable.

The operations of the Company are located in the PRC.  Accordingly, the Company's business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy.

Statement of Cash Flows

In accordance with SFAS No. 95, “Statement of Cash Flows,” codified in FASB ASC Topic 230, cash flows from the Company's operations are calculated based upon the local currencies.  As a result, amounts related to assets and liabilities reported on the statement of cash flows may not necessarily agree with changes in the corresponding balances on the balance sheet.

Fair Value of Financial Instruments

SFAS No. 107, “Disclosures about Fair Value of Financial Instruments,” codified in FASB ASC Financial Instruments, Topic 825, requires that the Company disclose estimated fair values of financial instruments.  The carrying amounts reported in the statements of financial position for current assets and current liabilities qualifying as financial instruments are a reasonable estimate of fair value.

Foreign Currency Translation and Comprehensive Income (Loss)

The Company’s functional currency is the Renminbi (RMB). For financial reporting purposes, RMB has been translated into United States dollars (USD) as the reporting currency. Assets and liabilities are translated at the exchange rate in effect at the balance sheet date. Revenues and expenses are translated at the average rate of exchange prevailing during the reporting period. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of stockholders' equity as "Accumulated other comprehensive income". Gains and losses resulting from foreign currency transactions are included in income. There has been no significant fluctuation in exchange rate for the conversion of RMB to USD after the balance sheet date.

The Company uses SFAS 130 “Reporting Comprehensive Income” (codified in FASB ASC Topic 220). Comprehensive income is comprised of net income and all changes to the statements of stockholders’ equity, except those due to investments by stockholders, changes in paid-in capital and distributions to stockholders. Comprehensive income for the period since inception of business through September 30, 2009 included net income and foreign currency translation adjustments.

Segment Reporting

SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," codified in FASB ASC Topic 280, requires use of the “management approach” model for segment reporting.  The management approach model is based on the way a company's management organizes segments within the company for making operating decisions and assessing performance.  Reportable segments are based on products and services, geography, legal structure, management structure, or any other manner in which management disaggregates a company.

SFAS 131 has no effect on the Company's financial statements as substantially all of the Company's operations are conducted in one industry segment.  The Company consists of one reportable business segment.  All of the Company's assets are located in the PRC.

New Accounting Pronouncements

On June 10, 2009, the Company adopted Accounting Standards Update (“ASU”) No. 2009-01, “Topic 105 - Generally Accepted Accounting Principles - amendments based on Statement of Financial Accounting Standards No. 168 , “The FASB Accounting Standards Codification™ and the Hierarchy of Generally Accepted Accounting Principles” (“ASU No. 2009-01”).  ASU No. 2009-01 re-defines authoritative GAAP for nongovernmental entities to be only comprised of the FASB Accounting Standards Codification™ (“Codification”) and, for SEC registrants, guidance issued by the SEC.  The Codification is a reorganization and compilation of all then-existing authoritative GAAP for nongovernmental entities, except for guidance issued by the SEC.  The Codification is amended to effect non-SEC changes to authoritative GAAP.  Adoption of ASU No. 2009-01 only changed the referencing convention of GAAP in Notes to the Consolidated Financial Statements.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events” (“SFAS 165”) codified in FASB ASC Topic 855-10-05, which provides guidance to establish general standards of accounting for and disclosures of events that occur after the balance sheet date but before financial statements are issued or are available to be issued. SFAS 165 also requires entities to disclose the date through which subsequent events were evaluated as well as the rationale for why that date was selected. SFAS 165 is effective for interim and annual periods ending after June 15, 2009, and accordingly, the Company adopted this pronouncement during the second quarter of 2009. SFAS 165 requires that public entities evaluate subsequent events through the date that the financial statements are issued. The Company has evaluated subsequent events through December 7, 2009.

In April 2009, the FASB issued FSP No. SFAS 107-1 and APB 28-1, “Interim Disclosures about Fair Value of Financial Instruments,” which is codified in FASB ASC Topic 825-10-50. This FSP essentially expands the disclosure about fair value of financial instruments that were previously required only annually to also be required for interim period reporting. In addition, the FSP requires certain additional disclosures regarding the methods and significant assumptions used to estimate the fair value of financial instruments. These additional disclosures are required beginning with the quarter ending June 30, 2009. This FSP had no material impact on the Company’s financial position, results of operations or cash flows.

FASB ASC 820-10 establishes a framework for measuring fair value and expands disclosures about fair value measurements. The changes to current practice resulting from the application of this standard relate to the definition of fair value, the methods used to measure fair value, and the expanded disclosures about fair value measurements. This standard is effective for fiscal years beginning after November 15, 2007; however, it provides a one-year deferral of the effective date for non-financial assets and non-financial liabilities, except those that are recognized or disclosed in the financial statements at fair value at least annually. The Company adopted this standard for financial assets and financial liabilities and nonfinancial assets and nonfinancial liabilities disclosed or recognized at fair value on a recurring basis (at least annually) as of January 1, 2008. The Company adopted the standard for nonfinancial assets and nonfinancial liabilities on June 10, 2009. The adoption of this standard did not have a material impact on its financial statements.

FASB ASC 820-10 provides additional guidance for Fair Value Measurements when the volume and level of activity for the asset or liability has significantly decreased. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

FASB ASC 805 establishes principles and requirements for how an acquirer recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, any noncontrolling interest in the acquiree and the goodwill acquired. This standard also establishes disclosure requirements to enable the evaluation of the nature and financial effects of the business combination. This standard was adopted by the Company beginning June 10, 2009 and will change the accounting for business combinations on a prospective basis.

FASB ASC 810-10 requires all entities to report noncontrolling (minority) interests in subsidiaries as equity in the consolidated financial statements. The standard establishes a single method of accounting for changes in a parent’s ownership interest in a subsidiary that does not result in deconsolidation and expands disclosures in the consolidated financial statements. This standard is effective for fiscal years beginning after December 15, 2008 and interim periods within those fiscal years.  This standard is not currently applicable to the Company.

FASB ASC 815-10 is effective January 1, 2009. This standard requires enhanced disclosures about derivative instruments and hedging activities to allow for a better understanding of their effects on an entity’s financial position, financial performance, and cash flows. Among other things, this standard requires disclosures of the fair values of derivative instruments and associated gains and losses in a tabular formant. This standard is not currently applicable to the Company since the Company does not have derivative instruments or hedging activity.

FASB ASC 350-30 and 275-10 amend the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. Early adoption is prohibited.  The adoption of this standard did not have any impact on the Company’s financial statements.

FASB ASC 260-10 provides that unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents (whether paid or unpaid) are participating securities and shall be included in the computation of earnings per share pursuant to the two-class method. This standard is effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The Company does not currently have any share-based awards that would qualify as participating securities. Therefore, application of this standard is not expected to have an effect on the Company's financial reporting.

FASB ASC 470-20 will be effective for financial statements issued for fiscal years beginning after December 15, 2008. The standard includes guidance that convertible debt instruments that may be settled in cash upon conversion should be separated between the liability and equity components, with each component being accounted for in a manner that will reflect the entity's nonconvertible debt borrowing rate when interest costs are recognized in subsequent periods. This standard is currently not applicable to the Company since the Company does not have any convertible debt.

FASB ASC 815-10 and 815-40 are effective for financial statements for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years. The standard addresses the determination of whether an instrument (or an embedded feature) is indexed to an entity’s own stock, which is the first part of the scope exception for the purpose of determining whether the instrument is classified as an equity instrument or accounted for as a derivative instrument which would be recognized either as an asset or liability and measured at fair value. The standard shall be applied to outstanding instruments as of the beginning of the fiscal year in which this standard is initially applied. Any debt discount that was recognized when the conversion option was initially bifurcated from the convertible debt instrument shall continue to be amortized. The cumulative effect of the change in accounting principles shall be recognized as an adjustment to the opening balance of retained earnings. This standard is currently not applicable to the Company.

FASB ASC 825-10 requires disclosures about the fair value of financial instruments for interim reporting periods. This standard is effective for interim reporting periods ending after June 15, 2009. The adoption of this standard did not have a material impact on the Company’s financial statements.

FASB ASC 320-10 amends the other-than-temporary impairment guidance for debt and equity securities. This standard is effective for interim and annual reporting periods ending after June 15, 2009. The adoption of this standard did not have a material effect on its financial statements.

As of September 30, 2009, the FASB has issued Accounting Standards Updates (ASU) through No. 2009-12. None of the ASUs have had an impact on the Company’s financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

As of September 30, 2009, there are no recently issued accounting standards not yet adopted which would have a material effect on the Company’s financial statements.

3. INVENTORY

Inventory at September 30, 2009 was mainly working in process, raw material including computer parts, supplementary parts in the amount of $295,189.

4. ACQUISITION OF SUBSIDIARIES AND GOODWILL

On June 24, 2009, Covenant entered into stock acquisition and reorganization agreements with Jien and Chongqing Sysway (note 1).

The operating results of these two acquires, Jien and Chongqing Sysway are included in the accompanying consolidated statements of operations from the acquisition date.  For convenience of reporting the acquisition for accounting purposes, June 30, 2009 has been designated as the acquisition date.

The following table summarizes the fair values of the assets acquired and liabilities assumed at the date of acquisition.

	Jien	Chongqing Sysway	Total
Cash	$710,552	$44,098	$754,650
Accounts receivable	2,420,881	1,380,413	3,801,294
Retention receivable	271,770	1,084,047	1,355,817
Prepaid expenses	238,275	-	238,275
Advance to suppliers	-	1,661	1,661
Other receivables	154,237	132,186	286,423
Inventory	134,087	83,858	217,945
Property and equipment	45,102	37,265	82,367
Intangible assets-core software	-	152,256	152,256
Goodwill	896,020	1,238,303	2,134,323
Accounts payable	(1,442,990)	(991,463)	(2,434,453)
Other current liabilities	(182,370)	(25,499)	(207,869)
Unearned revenue	(108,245)	-	(108,245)
Tax payable	(405,263)	(337,125)	(742,388)
Short term loan	(32,056)	-	(32,056)
Purchase price	$2,700,000	$2,800,000	$5,500,000

The fair value of the consideration transferred is provisionally based on $2 per share that is reflected in the proposed capital raise. The final valuation will be based on either the price per share reflected in the proposed capital raise or the price per share in the open market once the reverse merge into a U.S. public shell is consummated.  Whichever the management of the Company believes is most representative of the fair value of its common stock.

The company has not finalized the determination of whether identifiable intangible assets exists and thus the excess of the fair value of the consideration transferred over the net of the acquisition date amounts of identifiable assets acquired and liabilities assumed is allocated to goodwill.

The following pro forma financial information presents the consolidated operations of the Company as if the Jien and Chongqing Sysway acquisitions had occurred on January 1, 2009.

For the nine months ended September 30, 2009	Pro forma Consolidated

Net Revenue	$8,320,065

Cost of Revenue	(6,468,690)

Gross Profit	1,851,375

Operating expenses	(991,311)

Income from operations	860,064

Non-operating expenses	(4,047)

Income tax expense	(90,723)

Net income	$765,294

The following pro forma financial information presents the consolidated operations of Jien and Chongqing Sysway for the three months ended September 30, 2008 as to provide comparative operating results to the consolidated operations of Covenant since business inception through September 30, 2009 which includes the operating results of Jien and Chongqing Sysway since acquisition.

For the three months ended September 30, 2008	Pro forma Consolidated

Net Revenue	$3,196,590

Cost of Revenue	(2,582,522)

Gross Profit	614,068

Operating expenses	(292,138)

Income from operations	321,930

Non-operating income	3,453

Income tax expense	(45,483)

Net income	$279,900

5. PROPERTY AND EQUIPMENT, NET

Property and equipment consisted of the following at September 30, 2009:

Vehicle	$8,978
Office equipment	62,646
Leasehold Improvement	12,249
Subtotal	83,873
Less: Accumulated depreciation	(15,486)
$68,387

Depreciation expense for the period since business inception through September 30, 2009 was approximately $ 15,400.

6. OTHER RECEIVABLES

Other receivables consisted of the following at September 30, 2009:

Short term advance to third parties	$184,507
Receivable on disposal of office building	87,861
Advance to staffs	63,883
Advance to subcontractors	18,976
Tax rebate	7,355
Deposits	9,636
$372,218

7. INTANGIBLE ASSETS

Intangible assets mainly consisted of computer core software that was developed by the Company for sale. The Company amortizes the software over 5 years. Amortization expense of intangible assets for the period from business inception through September 30, 2009 was approximately $7,600.

8. TAX PAYABLE

Tax payable consisted of the following at September 30, 2009:

Income tax payable	$432,778
Value added tax payable	970
Sales and business tax payable	194,171
Other taxes payable	17,863
$645,782

9. ACCRUED LIABILITIES AND OTHER PAYABLES

Accrued liabilities and other payables mainly consisted of accrued payroll, welfare payable, payable for after-sales service, short term cash advances from third parties and payables for the Company’s construction deposits in the aggregate of $ 192,116 at September 30, 2009.

10. DIVIDEND PAYABLE

The Company declared 30% dividend of Jien and Chongqing Sysway’s 2008 net income to Jien and Chongqing Sysway’s original shareholders and management as part of the acquisition agreement dated June 24, 2009. The dividend declared for Jien and Chongqing Sysway was $197,231 and $149,062, respectively, and has been recorded as dividend payable at September 30, 2009.

As part of the acquisition agreement, the Company also agreed to pay the original shareholders and management of Jien and Chongqing Sysway a 30% dividend on 2009 year end profits.

11. MAJOR CUSTOMERS AND VENDORS

Five customers accounted for 83% of the total sales for the period since business inception through September 30, 2009, each customer accounted for 21%, 21%, 17%, 13% and 11%, respectively. At September 30, 2009, the total receivable balance due from these customers was $ 2,448,498.

Three suppliers accounted for 61% of the total purchases for the period since business inception through September 30, 2009, each vendor accounted for 35%, 17% and 9%, respectively. At September 30, 2009, the total payable due to these vendors was $ 1,609,324.

12. SHORT TERM LOANS

Since June of 2009, Jien obtained several short term loans from Shenzhen Development Bank for the aggregate amount of approximately $86,000, interest rate at 5.832% per annum, with various maturity dates.  Jien repaid approximately $32,000 on November 7, 2009, and the remaining  is due to be repaid on or before the end of February 2010.

In September of 2009, Covenant entered three bridge loan agreements with one lender for the aggregate amount of $399,870 for financing certain startup expenditures.  These three bridge loans bear interest rate of 6% per annum, principal and interest will be payable in full six months from the loan agreement date.  These bridge loans may be prepaid at any time, in whole or in part, without interest, penalty or premium of any kind.  Effective November 10, 2009, these bridge loans have been converted into the investment into the Company by issuing total 200,909 shares of the Company’s common stock to the lender.

13. STATUTORY RESERVES

Pursuant to the new corporate law of the PRC effective January 1, 2006, the Company is now only required to maintain one statutory reserve by appropriating from its after-tax profit before declaration or payment of dividends. The statutory reserve represents restricted retained earnings.

Surplus reserve fund

The Company is now only required to transfer 10% of its net income, as determined under PRC accounting rules and regulations, to a statutory surplus reserve fund until such reserve balance reaches 50% of the Company’s registered capital.  The Company had $87,915 in this reserve at September 30, 2009.

The surplus reserve fund is non-distributable other than during liquidation and can be used to fund previous years’ losses, if any, and may be utilized for business expansion or converted into share capital by issuing new shares to existing shareholders in proportion to their shareholding or by increasing the par value of the shares currently held by them, provided that the remaining reserve balance after such issue is not less than 25% of the registered capital.

Common welfare fund

Common welfare fund is a voluntary fund that the Company can elect to transfer 5% to 10% of its net income to this fund.  The Company did not make any contribution to this fund for the period since business inception through September 30, 2009.

This fund can only be utilized on capital items for the collective benefit of the Company’s employees, such as construction of dormitories, cafeteria facilities, and other staff welfare facilities. This fund is non-distributable other than upon liquidation.

Pursuant to the "Circular of the Ministry of Finance (MOF) on the Issue of Corporate Financial Management after the Corporate Law Enforced" (No.67 [2006]), effective on April 1, 2006, issued by the MOF, companies transferred the balance of SCWF (Statutory Common Welfare Fund) as of December 31, 2005 to Statutory Surplus Reserve. Any deficit in the SCWF was charged in turn to Statutory Surplus Reserve, additional paid-in capital and undistributed profit of previous years. If a deficit still remains, it should be transferred to retained earnings and be reduced to zero by a transfer from after tax profit of following years. At December 31, 2005, the Company did not have a deficit in the SCWF.

14. COMMITMENTS

Jien leased its office under long term, non-cancelable, and renewable operating lease agreements on November 8, 2007 with expiration date on November 7, 2009.  The Company pays the rents month-by-month after the expiration date.

Chongqing Sysway leased its office under one year, non-cancelable, and renewable operating lease agreement on December 1, 2007 with expiration date on November 30, 2008; at maturity, the Company renewed the lease for additional one year expiring on November 30, 2009. The Company leases this office month-by-month after November 30, 2009.

Total rental expense for the period since business inception through September 30, 2009 was approximately $14,000.

15. CONTINGENCIES

The Company’s operations in the PRC are subject to specific considerations and significant risks not typically associated with companies in the North America and Western Europe. These include risks associated with, among others, the political, economic and legal environments and foreign currency exchange. The Company’ s results may be adversely affected by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion and remittance abroad, and rates and methods of taxation, among other things.

The Company’s sales, purchases and expenses transactions are denominated in RMB and all of the Company’s assets and liabilities are also denominated in RMB. The RMB is not freely convertible into foreign currencies under the current law. In China, foreign exchange transactions are required by law to be transacted only by authorized financial institutions. Remittances in currencies other than RMB may require certain supporting documentation in order to affect the remittance.

16. SUBSEQUENT EVENTS

Effective November 10, 2009, the Company and the lender of the three bridge loans have agreed to cancel the promissory note of $399,870.  In lieu of principal and interest payments due to the lender, the Company agreed to issue 200,909 shares of the Company’s common stock to the lender.

Based on confidential private placement memorandum dated November 24, 2009, the Company is offering to sell up to 750,000 Shares at $2.00 per share, with a minimum purchase of 10,000 Shares per investor, requiring a minimum investment of $20,000, with a minimum total quantity of 150,000 Shares ($300,000) that must be subscribed for by all investors to affect a closing and avoid termination of the Offering.  The Company will pay commissions or finder’s fees on sales through broker-dealers or finders in an amount not to exceed 8% of the purchase price of such sales (excluding expenses).

The Offering will continue until the earlier of when all Shares offered are sold or such time as the Company elects to terminate the offering, which shall be no later than January 31, 2010 (which date may be extended by the Company at its sole election for up to an additional one month). The shares issued to investors through the private placement will be converted into publicly-traded securities upon the Company’s contemplated merger with a public shell company.  At December 16, 2009, the Company sold 200,000 shares through the private placement.

On December 24, 2009, Covenant entered into a share exchange agreement with Everest Resources Corp. (Everest) for 1 to 1 share exchange of 9,380,909 shares of Covenant’s outstanding shares, whereby Covenant shareholders became the majority owners of Everest after the reverse merge. The acquisition of Covenant by Everest has been accounted for as recapitalization of Covenant as Covenant’s shareholders will be the majority shareholders and have control of the Company.